EXHIBIT 99.1

ADOPTION AGREEMENT TO

VOTING AGREEMENT OF EGPI FIRECREEK, INC.

The undersigned person shall be issued the shares of Sub-Series C-2 Preferred Stock of EGPI Firecreek, Inc. (“Company”) set forth below upon such person’s execution of this Adoption Agreement. The undersigned agrees as follows:

1.

The undersigned acknowledge that the undersigned is acquiring shares of Sub-Series C-2 Preferred Stock of the Company ("Stock") which shall be convertible to Rule 144 Restricted Common Stock of the Company, and which shall be subject to the terms and conditions of the Voting Agreement of the Company having an effective date of August 1, 2004 (the “Voting Agreement”), by and among the Company and certain of its stockholders.

2.

The undersigned (i) agrees that the Stock acquired by the undersigned (and the restricted common stock into which the Stock is convertible) shall be bound by and subject to the terms of the Voting Agreement, and (ii) hereby adopts the Voting Agreement with the same force and effect as if the undersigned were originally a party thereto. The undersigned understands that the shares of Stock issued to the undersigned, and the common stock into which such Stock is convertible, are and will be “restricted securities” under applicable U.S. federal and state securities laws since they are being acquired from the Company in a transaction not involving a public offering, and that pursuant to such laws and applicable regulations, the undersigned must hold the Stock issued to the undersigned (and the common stock into which the Stock is convertible) unless the Stock or such common stock is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

3.

Any notice required or permitted by the Voting Agreement shall be given to the undersigned at the undersigned’s address listed beside the undersigned’s signature below.

EXECUTED AND DATED to be effective as of the ____ day of _________________, 2005.

_______________________________

Address:

_______________________________

[Signature]

_______________________________

_______________________________

____________________________

_______________________________

No. of Shares of Sub-Series C-2 Preferred Stock:

[Name Printed]